As filed with the Securities and Exchange Commission on November 12, 2021

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARRAY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	3674	83-2747826
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
3901 Midway Place NE Albuquerque, New Mexico 87109 (505) 881-7567 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jim Fusaro

Chief Executive Officer

Array Technologies, Inc.

3901 Midway Place NE

Albuquerque, New Mexico 87109

(505) 881-7567

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Joshua N. Korff, P.C. Michael Kim, P.C. Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800	Tyson Hottinger Chief Legal Officer and General Counsel Array Technologies, Inc. 3901 Midway Place NE Albuquerque, New Mexico 87109 (505) 881-7567

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee
Common Stock, par value $0.001 per share	7,875,000		$172,777,500	$16,016.47

(1)

Comprised of 7,875,000 shares of common stock, par value $0.001 per share (“common stock”), of the registrant issued to the selling stockholders. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the common stock being registered for resale by the selling stockholders includes such indeterminate number of shares of common stock as may be issuable as a result of stock splits, dividends or similar transactions.

(2)

With respect to the offering of shares of common stock by the selling stockholders named herein, the proposed maximum offering price per share of common stock will be determined from time to time in connection with, and at the time of, the sale by the selling stockholders.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The price is based on the average of the high and low sale prices for our common stock on November 11, 2021, as reported on the NASDAQ Global Market.

PROSPECTUS

Array Technologies, Inc.

UP TO 7,875,000 SHARES OF COMMON STOCK

The selling stockholders may offer and sell up to 7,875,000 shares in the aggregate of common stock identified above, from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our common stock by the selling stockholders. We are registering these shares of our common stock for sale by the selling stockholders pursuant to a registration rights agreement, dated as of August 10, 2021 (together with any joinder thereto from time to time, the “PIPE Registration Rights Agreement”), by and between the Company and BCP Helios Aggregator L.P., a Delaware limited partnership (the “Purchaser”).

The selling stockholders may offer and sell shares of our common stock from time to time. The selling stockholders may offer and sell shares of our common stock at prevailing market prices, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. If any underwriters, dealers or agents are involved in the sale of any of the shares, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in any applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No shares may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such shares. You should carefully read this prospectus and any applicable prospectus supplement before you invest in our common stock.

Our common stock is listed on the NASDAQ Global Market (the “NASDAQ”) under the symbol “ARRY.” On November 11, 2021, the closing price of our common stock on the NASDAQ was $22.11 per share.

Our principal executive offices are located at 3901 Midway Place NE, Albuquerque, New Mexico 87109 and our telephone number at this address is (505) 881-7567.

Investing in our securities involves risks. You should consider the risk factors referred to in the section entitled “Risk Factors“ on page 6 of this prospectus and in any prospectus supplement hereto, as well as documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS NOVEMBER 12, 2021.

Neither we nor the selling stockholders have authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy shares anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date of this prospectus. Subject to our obligation to amend or supplement this prospectus as required by law and the rules and regulations of the Securities and Exchange Commission, the information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these shares.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 (the “Registration Statement”) that we filed with the U.S. Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, using a “shelf” registration process. By using a shelf registration process, the selling stockholders named in this prospectus may use this prospectus to sell up to 7,875,000 shares of our common stock from time to time in one or more offerings as described in this prospectus. Each time that any selling stockholder offers and sells shares of common stock, the selling stockholder may provide a prospectus supplement to this prospectus that will contain specific information about the shares being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any shares, you should carefully read both this prospectus and any applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Neither we, nor any selling stockholder, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders will not make an offer to sell these shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any applicable prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any applicable prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Company,” “Array Technologies,” “we,” “us,” “our” or similar terms refer to Array Technologies, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-3 to register the offer and sale of the shares covered hereby. This prospectus, which forms part of the Registration Statement, does not contain all of the information included in that Registration Statement. For further information about us and the shares covered by this prospectus, you should refer to the Registration Statement and its exhibits. Certain information is also incorporated by reference in this prospectus as described under “Incorporation of Certain Documents by Reference.”

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC at https://www.sec.gov. We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at https://arraytechinc.com. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.

We have not authorized anyone to provide you with any information other than that contained in this prospectus or in a document to which we expressly have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and documents we have incorporated by reference herein contain forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. The forward-looking statements are contained principally in the sections captioned “Prospectus Summary,” “Risk Factors” and “Industry Overview” in this prospectus and the sections captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” in our Annual Report, which is incorporated by reference in this prospectus. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, technology developments, financing and investment plans, dividend policy, competitive position, industry and regulatory environment, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements in this prospectus represent our management’s beliefs and assumptions only as of the date of this prospectus, and forward-looking statements in documents that we have incorporated by reference represent our management’s beliefs and assumptions only as of the date of such document incorporated by reference. You should read this prospectus and the documents that we have filed as exhibits to the registration statement, of which this prospectus is a part, and documents that we have incorporated by reference completely and with the understanding that our actual future results may be materially different from what we expect.

Important factors that could cause actual results to differ materially from our expectations include:

•	if demand for solar energy projects does not continue to grow or grows at a slower rate than we anticipate, our business will suffer;

•	the viability and demand for solar energy are impacted by many factors outside of our control, which makes it difficult to predict our future prospects;

•

a loss of one or more of our significant customers, their inability to perform under their contracts, or their default in payment, could harm our business and negatively impact revenue, results of operations and cash flow;

•	a drop in the price of electricity derived from the utility grid or from alternative energy sources may harm our business, financial condition, results of operations and prospects;

•

defects or performance problems in our products could result in loss of customers, reputational damage and decreased revenue, and we may face warranty, indemnity and product liability claims arising from defective products;

•

an increase in interest rates, or a reduction in the availability of tax equity or project debt capital in the global financial markets could make it difficult for customers to finance the cost of a solar energy system and could reduce the demand for our products;

•

existing electric utility industry policies and regulations, and any subsequent changes, may present technical, regulatory and economic barriers to the purchase and use of solar energy systems, which may significantly reduce demand for our products or harm our ability to compete;

•

the interruption of the flow of materials from international vendors could disrupt our supply chain, including as a result of the imposition of additional duties, tariffs and other charges on imports and exports;

•	changes in the U.S. trade environment, including the imposition of import tariffs, could adversely affect the amount or timing of our revenues, results of operations or cash flows;

•

the reduction, elimination or expiration of government incentives for, or regulations mandating the use of, renewable energy and solar energy specifically could reduce demand for solar energy systems and harm our business;

•

if we fail to, or incur significant costs in order to, obtain, maintain, protect, defend or enforce, our intellectual property and other proprietary rights, our business and results of operations could be materially harmed;

•

we may need to defend ourselves against third-party claims that we are infringing, misappropriating or otherwise violating others’ intellectual property rights, which could divert management’s attention, cause us to incur significant costs and prevent us from selling or using the technology to which such rights relate;

•	significant changes in the cost of raw materials could adversely affect our financial performance;

•

we are dependent on transportation and logistics providers to deliver our products in a cost efficient manner, and disruptions to transportation and logistics, including increases in shipping costs, could adversely impact our financial condition and results of operations;

•	the requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members and officers;

•	we face risks related to actual or threatened health epidemics, such as the COVID-19 pandemic, and other outbreaks, which could significantly disrupt our manufacturing and operations;

•

although we are not a “controlled company” within the meaning of the Nasdaq rules, during the phase-in period we have relied and may continue to rely on exemptions from certain corporate governance requirements that provide protection to stockholders of other companies; and

•	provisions in our certificate of incorporation and our bylaws may delay or prevent a change of control.

Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

THE COMPANY

Overview

We are one of the world’s largest manufacturers of ground-mounting systems used in solar energy projects. Our principal product is an integrated system of steel supports, electric motors, gearboxes and electronic controllers commonly referred to as a single-axis “tracker.” Trackers move solar panels throughout the day to maintain an optimal orientation to the sun, which significantly increases their energy production.

Our trackers use a patented design that allows one motor to drive multiple rows of solar panels through articulated driveline joints. To avoid infringing on our U.S. patent, our competitors must use designs that we believe are inherently less efficient and reliable. For example, our largest competitor’s design requires one motor for each row of solar panels. As a result, we believe our products have greater reliability, lower installation costs, reduced maintenance requirements and competitive manufacturing costs. Our core U.S. patent on a linked-row, rotating gear drive system does not expire until February 5, 2030.

We sell our products to engineering, procurement and construction firms (“EPCs”) that build solar energy projects and to large solar developers, independent power producers and utilities, often under master supply agreements or multi-year procurement contracts.

We are a U.S. company and our headquarters and principal manufacturing facility are in Albuquerque, New Mexico.

Our Corporate Information

ATI Intermediate Holdings, LLC was a Delaware limited liability company formed in December 2018 as a wholly owned subsidiary of ATI Investment Parent, LLC (“Parent”). On October 14, 2020, we converted into a Delaware corporation pursuant to a statutory conversion and changed our name to Array Technologies, Inc. Our operating company, Array Tech, Inc. (formerly, Array Technologies, Inc.), was incorporated in the State of New Mexico in 1992. On October 28, 2020, our operating company completed its name change to Array Tech, Inc. Our principal executive offices are located at 3901 Midway Place NE, Albuquerque, New Mexico 87109 and our telephone number at this address is (505) 881-7567. Our website is https://arraytechinc.com. Information contained in, or accessible through, our website is not a part of, and is not incorporated into, this prospectus.

For additional information about the Company, please read the documents listed under the heading “Incorporation of Certain Documents by Reference.”

RISK FACTORS

You should carefully consider the risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K as incorporated herein by reference, as well as the other information contained, or incorporated by reference, in this prospectus, before deciding to invest in our common stock. Any of these risks could materially and adversely affect our business, prospects, results of operations, financial condition and/or cash flows. In addition, these risks are not the only risks that we face. Additional risks and uncertainties not currently known to us or those that we currently view to be immaterial could also materially and adversely affect our business, prospects, results of operations, financial condition and/or cash flows. In any such case, you may lose all or a part of your investment in our common stock. Please read the section entitled “Special Note Regarding Forward Looking Statements.”

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our common stock being offered by the selling stockholders. We are required to pay certain offering fees and expenses in connection with the registration of the selling stockholders’ shares and to indemnify the selling stockholders against certain liabilities.

SELLING STOCKHOLDERS

This prospectus relates to the offer and sale from time to time of up to 7,875,000 shares of our common stock by the stockholders identified in the table below, who we refer to in this prospectus as the “selling stockholders” and their respective transferees, pledgees, donees, assignees or other successors (each also a selling stockholder for purposes of this prospectus). The selling stockholders identified below may currently hold or acquire at any time shares of our common stock in addition to those registered hereby.

We are registering these 7,875,000 shares of our common stock for sale by the selling stockholders named below pursuant to the PIPE Registration Rights Agreement. For additional information regarding the PIPE Registration Rights Agreement, see “Description of Capital Stock—PIPE Registration Rights Agreement.”

The percent of beneficial ownership for the selling stockholders is based on 135,026,940 shares of our common stock outstanding as of November 5, 2021. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, each selling stockholder listed below has sole voting and investment power with respect to the shares of our common stock beneficially owned by it. The mailing address of the listed beneficial owners is c/o Blackstone Inc., 345 Park Avenue, New York, NY 10154.

The information in the table below (other than the percentages of our outstanding common stock beneficially owned) in respect of each selling stockholder was furnished by or on behalf of the selling stockholder and is as of the date hereof.

On August 10, 2021, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the Purchaser, pursuant to which, among other things, the Company issue and sold to the Purchaser and BEFIP III—ESC Helios Holdco L.P., a Delaware limited partnership and a Permitted Transferee under the Securities Purchase Agreement (the “Permitted Transferee”) an aggregate 7,098,765 shares of common stock on August 11, 2021 and an aggregate 776,235 shares of common stock on September 27, 2021. Except as may be noted elsewhere in this prospectus relating to the PIPE Registration Rights Agreement, each selling stockholder does not have, and within the past three years has not had, any material relationship with us or any of our affiliates.

Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in any supplement to this prospectus or in an amendment to the related Registration Statement that has become effective. We will supplement or amend this prospectus if applicable to include additional selling stockholders upon provision of all required information to us and subject to the terms of any relevant agreement between us and the selling stockholders.

The selling stockholders are not obligated to sell any of the shares of our common stock offered by this prospectus. Because each selling stockholder identified in the table below may sell some or all of the shares of our common stock owned by it that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of such shares of our common stock, no estimate can be given as to the number of shares of our common stock covered by this prospectus that will be held by the selling stockholder upon termination of this offering. In addition, subject to the PIPE Registration Rights Agreement, each selling stockholder may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our common stock it holds in transactions exempt from the registration requirements of the Securities Act after the date on which the selling stockholder provided the information set forth on the table below. Therefore, for purposes of the following table we have assumed that each selling stockholder will sell all of the shares of our common stock beneficially owned by it that are covered by this prospectus, but will not sell any other shares of our common stock that it may currently own.

	Common Stock Beneficially Owned Prior to the Sale of Shares that May be Offered Hereby		Shares That May be Offered Hereby	Common Stock Beneficially Owned After the Sale of Shares that May be Offered Hereby(1)
	Number	%		Number	%
Selling Stockholder:
Blackstone(2)	7,875,000	5.8%	7,875,000	—	—

*	Represents beneficial ownership of less than 1%.
(1)

Assumes that each selling stockholder (i) will sell all of the shares of common stock beneficially owned by it that are covered by this prospectus and (ii) does not acquire beneficial ownership of any additional shares of our common stock.

(2)

The selling stockholders in this offering are BCP Helios Aggregator L.P. and BEFIP III—ESC Helios Holdco L.P. (the “Blackstone Entities”). They may offer up to 7,851,737 and 23,263 shares, respectively, which are the shares beneficially owned by each of them prior to this offering. BCP 8/BEP 3 Holdings Manager L.L.C. is the general partner of BCP Helios Aggregator L.P. Blackstone Energy Management Associates III L.P. and Blackstone Management Associates VIII L.P. are the managing members of BCP 8/BEP 3 Holdings Manager L.L.C. Blackstone EMA III L.L.C. is the general partner of Blackstone Energy Management Associates III L.P. BMA VIII L.L.C. is the general partner of Blackstone Management Associates VIII L.P. Blackstone Energy Family Investment Partnership III—ESC L.P. is the general partner of BEFIP III – ESC Helios Holdco L.P. BEP III Side-by-Side GP L.L.C. is the general partner of Blackstone Energy Family Investment Partnership III—ESC L.P. Blackstone Holdings II L.P. is the managing member of Blackstone EMA III L.L.C. and BMA VIII L.L.C. and the sole member of BEP III Side-by-Side GP L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings II L.P. Blackstone Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. The sole holder of the Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities (other than each of the Blackstone Entities to the extent they directly hold securities reported herein) and Mr. Schwarzman may be deemed to beneficially own the shares beneficially owned by the Blackstone Entities directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such shares. The address of Mr. Schwarzman and each of the entities listed in this footnote is c/o Blackstone Inc., 345 Park Avenue, New York, New York 10154.

DESCRIPTION OF CAPITAL STOCK

General

In connection with our initial public offering (the “IPO”), we converted from a Delaware limited liability company into a Delaware corporation, by filing a certificate of conversion with the office of the Secretary of the State of Delaware, and changed our name from ATI Intermediate Holdings, LLC to Array Technologies, Inc. We also filed with the office of the Secretary of the State of Delaware our amended and restated certificate of incorporation (our “Certificate of Incorporation”) and adopted our bylaws (our “Bylaws”), effective upon the consummation of our IPO. Below is a summary of the material terms and provisions of our Certificate of Incorporation, Bylaws and Certificate of Designations (as defined below) affecting the rights of our stockholders, as well as relevant provisions of Delaware law affecting the rights of our stockholders. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Certificate of Incorporation, Bylaws and Certificate of Designations and the DGCL. Copies of our Certificate of Incorporation, Bylaws and Certificate of Designations have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part and are incorporated by reference into this prospectus. See “Where You Can Find More Information.” We urge you to read the Certificate of Incorporation, Bylaws and Certificate of Designations because those documents, not this description, define your rights as holders of our capital stock. References in this section to the “Company,” “we,” “us” and “our” refer to Array Technologies, Inc. and not to any of its subsidiaries.

Authorized Capital

Our authorized capital stock consists of 1 billion shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

As of November 5, 2021, there were 135,026,940 shares of common stock and 350,000 shares of Series A Perpetual Preferred Stock (as defined below) outstanding.

Common Stock

Voting Rights. The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders; provided, however, that, except as otherwise required by law, holders of common stock, as such, shall not be entitled to vote on any amendment to our Certificate of Incorporation that relates solely to the terms of one or more outstanding Series of preferred stock if the holders of such affected Series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our Certificate of Incorporation. Holders of our common stock do not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the combined voting power of our common stock could, if they so choose, elect all the directors.

Dividend Rights. Holders common stock will be entitled to receive dividends if, as and when declared by our board of directors, out of our legally available assets, in cash, property, shares of our common stock or other securities, after payments of dividends required to be paid on outstanding preferred stock, if any.

Distributions in Connection with Mergers or Other Business Combinations. Upon a merger, consolidation or substantially similar transaction, holders of each class of common stock will be entitled to receive equal per share payments or distributions.

Liquidation Rights. Upon our liquidation, dissolution or winding up, any business combination or a sale or disposition of all or substantially all of our assets, the assets legally available for distribution to our stockholders will be distributable ratably among the holders of the common stock, subject to prior satisfaction of all outstanding debts and other liabilities and the payment of liquidation preferences, if any, on any outstanding preferred stock.

Other Matters. Our Certificate of Incorporation does not entitle holders of our common stock to preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are, and the shares of common stock offered in this offering will be, fully paid and non-assessable.

Preferred Stock

General

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which apply as long as our common stock is listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the combined voting power of our common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans.

Unless required by law or by any stock exchange on which our common stock may be listed, the authorized shares of preferred stock will be available for issuance without further action by our stockholders. Our Certificate of Incorporation authorizes our board of directors to establish, from time to time, the number of shares to be included in each Series of preferred stock, and to fix the designation, powers, privileges, preferences, and relative participating, optional or other rights, if any, of the shares of each Series of preferred stock, and any of its qualifications, limitations or restrictions. Our board of directors may also increase or decrease the number of shares of any Series of preferred stock, but not below the number of shares of that Series of preferred stock then outstanding, without any further vote or action by the stockholders, without any vote or action by stockholders.

The existence of unissued and unreserved common stock or preferred stock may enable our board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and could thereby protect the continuity of our management and possibly deprive stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Series A Perpetual Preferred Stock

Pursuant to the Securities Purchase Agreement, on August 11, 2021, the Company issued and sold to the Purchaser 350,000 shares of a newly designated Series A Perpetual Preferred Stock of the Company, par value $0.001 per share (the “Series A Perpetual Preferred Stock”), having the powers, designations, preferences, and other rights set forth in the Certificate of Designations of the Series A Perpetual Preferred Stock filed by the Company with the Secretary of State of the State of Delaware on August 11, 2021 (the “Certificate of Designations”). Pursuant to the Securities Purchase Agreement, the Purchaser is entitled to designate one representative to be appointed to the Board and to appoint three non-voting observers to the Board, in each case until such time as the Purchaser and its Permitted Transferees (as defined in the Securities Purchase Agreement) no longer beneficially own shares of the Series A Perpetual Preferred Stock with at least $100 million aggregate Liquidation Preference (as defined below) (the “Threshold Amount”).

Dividends

On or prior to the fifth anniversary of the Initial Closing (as defined in the Securities Purchase Agreement), the Company may pay dividends on the Series A Perpetual Preferred Stock either in cash at the then-applicable Cash Regular Dividend Rate, through accrual to the Liquidation Preference at the Accrued Regular Dividend Rate (“Permitted Accrued Dividends”) or a combination thereof. Following the fifth anniversary of the Initial Closing, dividends shall be payable only in cash. To the extent the Company does not declare such dividends and pay in cash following the fifth anniversary of the Initial Closing, such dividends shall accrue to the Liquidation Preference (“Default Accrued Dividends”, and together with Permitted Accrued Dividends, “Accrued

Dividends”) at the then-applicable Cash Regular Dividend Rate plus 200 basis points. In the event there are Default Accrued Dividends outstanding for six consecutive quarters, the Company, at the option of the holder of Series A Perpetual Preferred Stock (each, a “Holder”), will pay 100% of the amount of Default Accrued Dividends by delivering to the Holder a number of shares of common stock equal to the quotient of (i) the amount of Default Accrued Dividends divided by (ii) 95% of the 30-day VWAP of the Common Stock (“Non-Cash Dividend”).

As used herein, “Cash Regular Dividend Rate” with respect to the Series A Perpetual Preferred Stock means (i) initially, 5.75% per annum on the Liquidation Preference, and (ii) increased by (a) 50 basis points on each of the fifth, sixth and seventh anniversaries of the Initial Closing and (b) 100 basis points on each of the eighth, ninth and tenth anniversaries of the Initial Closing. The “Accrued Regular Dividend Rate” with respect to the Series A Perpetual Preferred Stock means 6.25% per annum on the Liquidation Preference.

Ranking and Liquidation Preference

The Series A Perpetual Preferred Stock ranks senior to the common stock with respect to dividend rights and rights upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (a “Liquidation”). Upon a Liquidation, each share of Series A Perpetual Preferred Stock would be entitled to receive an amount per share (the “Liquidation, Redemption or Repurchase Amount”) equal to the greater of (i) the Liquidation Preference of such share, plus all accrued and unpaid dividends (including any Accrued Dividends) thereon and (ii) an amount in cash equal to the sum of (a) 130.0% of the Initial Liquidation Preference of such share, minus (b) the cumulative amount of cash dividends paid in respect of such share prior to such payment. As used herein, “Liquidation Preference” means, with respect to any share of the Series A Perpetual Preferred Stock, the initial liquidation preference of $1,000 per share (the “Initial Liquidation Preference”) plus any Accrued Dividends of such share as of the time of determination.

Redemption Rights

The Company may redeem all or any portion of the Series A Perpetual Preferred Stock (in increments of not less than $200 million based on the Liquidation Preference of such shares of Series A Perpetual Preferred Stock to be redeemed at such time (or such lesser amount to the extent the Company chooses to redeem all of the outstanding shares of Series A Perpetual Preferred Stock)) for an amount in cash equal to the Liquidation, Redemption or Repurchase Amount. Upon a “Fundamental Change” (involving a change of control, bankruptcy, insolvency or liquidation of the Company as further described in the Certificate of Designations), each Holder shall have the right to require the Company to redeem all or any part of the Holder’s Series A Perpetual Preferred Stock for an amount in cash equal to the Liquidation, Redemption or Repurchase Amount.

Voting and Consent Rights

Each Holder of Series A Perpetual Preferred Stock will have one vote per share on any matter on which Holders of Series A Perpetual Preferred Stock are entitled to vote separately as a class (as described below), whether at a meeting or by written consent. The Holders of shares of Series A Perpetual Preferred Stock do not otherwise have any voting rights. The consent of the Holders of a majority of the outstanding shares of Series A Perpetual Preferred Stock will be required for so long as the Threshold Amount remains outstanding for (i) amendments to the Company’s organizational documents that have an adverse effect on the holders of Series A Perpetual Preferred Stock, (ii) issuances by the Company of securities that are senior to, or equal in priority with, the Series A Perpetual Preferred Stock, (iii) entrance into, or amendments to, transactions with affiliates of the Company, (iv) incurrence by the Company of indebtedness, unless the Consolidated Total Leverage Ratio (as defined in the Certificate of Designations) would not exceed 8.5-to-1 after giving effect to such incurrence (other than drawdowns by the Company under the Company’s current revolving credit facility) or (v) any payment of dividends or making of distributions on equity securities of the Company ranking junior to the Series A Perpetual Preferred Stock or redemptions, purchases or direct or indirect acquisitions of such equity securities ranking junior to or parity with the Series A Perpetual Preferred Stock by the Company, unless the Consolidated Total

Leverage Ratio (as defined in the Certificate of Designations) would not exceed 8.5-to-1 after giving effect to such dividends, distributions, redemptions, purchases or acquisitions.

Indemnification and Limitations on Directors’ Liability

Section 145 of the DGCL grants each Delaware corporation the power to indemnify any person who is or was a director, officer, employee or agent of a corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of serving or having served in any such capacity, if he or she acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may similarly indemnify any such person in actions by or in the right of the corporation if he or she acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that, despite adjudication of liability, but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses which the Delaware Court of Chancery or other court shall deem proper.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation, or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director’s fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for director liability with respect to unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Our Certificate of Incorporation provides for such limitation of liability.

Our Certificate of Incorporation and Bylaws indemnify our directors and officers to the full extent permitted by the DGCL and our Certificate of Incorporation also allows our board of directors to indemnify other employees. This indemnification extends to the payment of judgments in actions against officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. This indemnification also extends to the payment of attorneys’ fees and expenses of officers and directors in suits against them where the officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. This right of indemnification is not exclusive of any right to which the officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

We maintain a directors’ and officers’ insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers. The policy contains various exclusions that are normal and customary for policies of this type.

We believe that the limitation of liability and indemnification provisions in our Certificate of Incorporation, Bylaws and insurance policies are necessary to attract and retain qualified directors and officers. However, these provisions may discourage derivative litigation against directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required or allowed by these limitation of liability and indemnification provisions.

Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Our Bylaws

Certain provisions of Delaware law, our Certificate of Incorporation and our Bylaws could make the acquisition of the Company more difficult and could delay, defer or prevent a tender offer or other takeover attempt that a stockholder might consider to be in its best interest, including takeover attempts that might result in the payment of a premium to stockholders over the market price for their shares. These provisions also may promote the continuity of our management by making it more difficult for a person to remove or change the incumbent members of our board of directors.

Authorized but Unissued Shares; Undesignated Preferred Stock. The authorized but unissued shares of our common stock will be available for future issuance without stockholder approval except as required by law or by any stock exchange on which our common stock may be listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. In addition, our board of directors may authorize, without stockholder approval, the issuance of undesignated preferred stock with voting rights or other rights or preferences designated from time to time by our board of directors. The existence of authorized but unissued shares of common stock or preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Board Classification. Our Certificate of Incorporation provides that our board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with the directors serving three-year terms. As a result, approximately one-third of our board of directors are elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our board of directors. Our Certificate of Incorporation and Bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by our board of directors.

No Cumulative Voting. Our Certificate of Incorporation provides that stockholders are not permitted to cumulate votes in the election of directors.

Special Meetings of Stockholders. Our Bylaws provide that special meetings of our stockholders may be called, prior to the date on which Oaktree Power Opportunities Fund IV (Delaware) Holdings, L.P. (“Oaktree Power”), Oaktree ATI Investors, L.P. (“Oaktree Investors” and, together with Oaktree Power, “Oaktree”) and each of their respective affiliates cease to beneficially own at least 50% of the outstanding shares of common stock (the “Trigger Event”), only by or at the direction of our board of directors or our Chairman at the request of holders of not less than a majority of the combined voting power of our common stock, and, from and after the Trigger Event, only by or at the direction of our board of directors or our Chairman. The Trigger Event occurred upon the completion of our follow-on offering in December 2020 ( the “Initial Follow-on Offering”).

Stockholder Action by Written Consent. Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our certificate of incorporation provides otherwise. Our Certificate of Incorporation precludes stockholder action by written consent from and after the Trigger Event, which occurred upon the completion of the Initial Follow-on Offering.

Advance Notice Requirements for Stockholder Proposals and Nomination of Directors. Our Bylaws require stockholders seeking to bring business before an annual meeting of stockholders, or to nominate individuals for election as directors at an annual or special meeting of stockholders, to provide timely notice in writing. To be timely, a stockholder’s notice will need to be sent to and received by our Secretary both (1) at our principal executive offices by hand delivery, overnight courier service, or by certified or registered mail, return receipt required, and (2) by electronic mail, as provided in the Bylaws, no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary of the immediately preceding annual meeting of stockholders. However, in the event that the annual meeting is called for a date that is not within 30 days before or 70 days after the anniversary of the immediately preceding annual meeting of stockholders, or if no annual meeting was held in the preceding year, such notice will be timely only if received no earlier than the close of business on the 120th day prior to the annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting and the tenth day following the date on which a public announcement of the date of the annual meeting was made by us. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our meetings of stockholders. These provisions may also discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the potential acquiror’s own slate of directors or otherwise attempting to obtain control of the Company.

Removal of Directors; Vacancies. Under the DGCL, unless otherwise provided in our Certificate of Incorporation, directors serving on a classified board may be removed by the stockholders only for cause. Our Certificate of Incorporation provides that from and after the Trigger Event, directors may only be removed for cause, and only by the affirmative vote of holders of at least 66 2/3% in voting power of all the then-outstanding shares of common stock of the Company entitled to vote thereon. In addition, our Certificate of Incorporation also provides that from and after the Trigger Event, any newly created directorship on our board of directors that results from an increase in the number of directors and any vacancy occurring in our board of directors may only be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director (and not by the stockholders). The Trigger Event occurred upon the completion of the Initial Follow-on Offering.

Supermajority Provisions. Our Certificate of Incorporation and Bylaws provide that our board of directors is expressly authorized to alter, amend, rescind or repeal, in whole or in part, our Bylaws without a stockholder vote in any matter not inconsistent with Delaware law and our Certificate of Incorporation. From and after the Trigger Event, which occurred upon the completion of the Initial Follow-on Offering, in addition to any vote of the holders of any class or series of capital stock of our Company required therein, our Bylaws or applicable law, any amendment, alteration, rescission or repeal of our Bylaws by our stockholders will require the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of our Company entitled to vote thereon, voting together as a single class.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. Our Certificate of Incorporation provides that the following provisions in our Certificate of Incorporation may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of our Company entitled to vote thereon, voting together as a single class:

•	the provision requiring a 66 2/3% supermajority vote for stockholders to amend our Bylaws;

•	the provisions providing for a classified board of directors (the election and term of our directors);

•	the provisions regarding removal of directors;

•	the provisions regarding stockholder action by written consent;

•	the provisions regarding calling special meetings of stockholders;

•	the provisions regarding filling vacancies on our board of directors and newly created directorships;

•	the provisions regarding competition and corporate opportunities;

•	the provisions regarding Section 203 of the DGCL;

•	the provisions eliminating monetary damages for breaches of fiduciary duty by a director and governing forum selection; and

•	the amendment provision requiring that the above provisions be amended only with a 66 2/3% supermajority vote.

Section 203 of the Delaware General Corporation Law. Section 203 of the DGCL provides that, subject to certain stated exceptions, a corporation may not engage in a business combination with any “interested stockholder” (as defined below) for a period of three years following the time that such stockholder became an interested stockholder, unless:

•	prior to such time the board of directors of the corporation approved either the business combination or transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer;

•	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent; or

•	by the affirmative vote of 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

An “interested stockholder” is any person (other than the corporation and any direct or indirect majority-owned subsidiary) who owns 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date of determination, and the affiliates and associates of such person.

Under our Certificate of Incorporation, we opted out of Section 203 of the DGCL and are therefore not subject to Section 203.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on Nasdaq under the symbol “ARRY.”

Registration Rights Agreement

In connection with our IPO, we entered into a registration rights agreement (the “Registration Rights Agreement”) with Oaktree, the Corio Group and certain members of our management. The “Corio Group” consists of Ron P. Corio, a non-employee member of our board of directors, his permitted transferees and family. Subject to certain conditions, the Registration Rights Agreement provides Oaktree and the Corio Group with “long-form” demand registrations and “short-form” demand registration rights, as well as shelf registration rights. The Registration Rights Agreement also provides Oaktree, the Corio Group and certain members of our management with customary “piggyback” registration rights. The Registration Rights Agreement contains provisions that require the parties thereto to coordinate with one another with respect to sales of our common stock and will contain certain limitations on the ability of the members of our management party to the Registration Rights Agreement to offer, sell or otherwise dispose of shares of our common stock. The

Registration Rights Agreement also provides that we will pay certain expenses of these holders relating to such registrations and indemnify them against certain liabilities which may arise under the Securities Act. Upon the completion of our follow-on offering of our common stock in March 2021 (the “2021 Follow-on Offering”), Oaktree holds no registrable securities with the registration rights under the Registration Rights Agreement. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Registration Rights Agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

PIPE Registration Rights Agreement

In connection with the Securities Purchase Agreement, on August 10, 2021, the Company and the Purchaser entered into the PIPE Registration Rights Agreement pursuant to which, among other things, the Company granted the Purchaser certain customary registration rights with respect to Common Stock purchased pursuant to the Securities Purchase Agreement and the Non-Cash Dividend pursuant to the Certificate of Designations, including customary shelf registration rights and “piggyback” registration rights. We are filing the registration statement, of which this prospectus forms a part, pursuant to our obligations under the PIPE Registration Rights Agreement. This summary does not purport to be complete and is qualified in its entirety by the provisions of the PIPE Registration Rights Agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

PLAN OF DISTRIBUTION

The selling stockholders may use any one or more of the following methods when selling shares of our common stock under this prospectus:

•	underwritten transactions;

•	privately negotiated transactions;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with a selling stockholder to sell a specified number of such stock at a stipulated price per share;

•

a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	short sales and delivery of shares of our common stock to close out short positions;

•	sales by broker-dealers of shares of our common stock that are loaned or pledged to such broker-dealers;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

A selling stockholder may also sell our common stock under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than under this prospectus.

We will bear all fees and expenses incident to our obligation to register the shares of our common stock.

We may prepare prospectus supplements for secondary offerings that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the shares, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.

A selling stockholder may fix a price or prices of our shares of common stock at:

•	market prices prevailing at the time of any sale under this Registration Statement;

•	prices related to market prices; or

•	negotiated prices.

A selling stockholder may change the price of the shares offered from time to time.

A selling stockholder, or agents designated by it, may directly solicit, from time to time, offers to purchase the shares. Any such agent may be deemed to be an “underwriter” as that term is defined in the Securities Act. Any agents involved in the offer or sale of the shares and any commissions payable by a selling stockholder to these agents will be named and described in any applicable prospectus supplement. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

If any selling stockholder utilizes any underwriters in the sale of the shares in respect of which this prospectus is delivered, we and the selling stockholder will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the shares in respect of which this prospectus is delivered to the public. The underwriters may also be our or the selling stockholder’s customers or may engage in transactions with or perform services for us or any selling stockholder in the ordinary course of business.

If any selling stockholder utilizes a dealer in the sale of the shares in respect of which this prospectus is delivered, the selling stockholder will sell those shares to the dealer, as principal. The dealer may then resell those shares to the public at varying prices to be determined by the dealer at the time of resale. The dealers may also be our or the selling stockholder’s customers or may engage in transactions with, or perform services for us or the selling stockholder in the ordinary course of business.

Offers to purchase shares may be solicited directly by any selling stockholder and the sale thereof may be made by the selling stockholder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in any applicable prospectus supplement relating thereto.

We or any selling stockholder may agree to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the shares, including liabilities arising under the Securities Act.

The selling stockholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

In addition, a selling stockholder may enter into derivative transactions with third parties, or sell shares not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use the shares pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use shares received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions may be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment).

In addition, a selling stockholder may otherwise loan or pledge shares to a financial institution or other third party that in turn may sell the shares short using this prospectus or an applicable amendment to this prospectus or a prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our shares or in connection with a concurrent offering of other securities. The selling securityholders also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The specific terms of any lock-up provisions in respect of any given offering will be described in any applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

The underwriters, dealers and agents may engage in transactions with us or the selling stockholder, or perform services for us or the selling stockholder, in the ordinary course of business for which they receive compensation.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

There can be no assurance that the selling stockholders will sell any or all of the shares of our common stock registered pursuant to the registration statement, of which this prospectus forms a part.

LEGAL MATTERS

Kirkland & Ellis LLP, New York, New York, will pass upon certain legal matters relating to the issuance and sale of the shares of our common stock offered hereby on behalf of the Company. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers or agents by counsel that we may name in any applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020, incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, (i) following the date of the registration statement that contains this prospectus but prior to the effectiveness of such registration statement or (ii) after the date of this prospectus and prior to the time that we sell all the securities offered by this prospectus (in each case, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on March 10, 2021;

•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2021, filed with the SEC on May 11, 2021;

•	Our Quarterly Report on Form 10-Q for the period ended June 30, 2021, filed with the SEC on August 12, 2021;

•	Our Quarterly Report on Form 10-Q for the period ended September 30, 2021, filed with the SEC on November 12, 2021;

•

Our Current Reports on Form 8-K filed with the SEC on March 2, 2021, April  7, 2021, May  11, 2021, June  11, 2021, August  9, 2021, August  11, 2021, September  16, 2021 and November 12, 2021 (other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items that are furnished, but not filed, pursuant to applicable rules promulgated by the SEC);

•

Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April  26, 2021 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2020); and

•	The description of our common stock set forth in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 10, 2021.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referenced to above which have been incorporated by reference in this prospectus. You should direct requests for those documents to Array Technologies, Inc., 3901 Midway Place NE, Albuquerque, New Mexico 87109; Attention: Chief Legal Officer and General Counsel (telephone: (505) 881-7567).

Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in the prospectus modifies or replaces this information.

ARRAY TECHNOLOGIES, INC.

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an itemized statement of the amounts of all expenses (excluding underwriting discounts and commissions) payable by us in connection with the registration of the shares offered hereby. With the exception of the SEC registration fee, the amounts set forth below are estimates.

SEC registration fee		$16,016.47
FINRA filing fee			*
Accountants’ fees and expenses			*
Legal fees and expenses			*
Printing and engraving expenses			*
Transfer agent and registrar fees			*
Miscellaneous			*
Total			*

	$		*

*	These fees are calculated based on the number of issuances and, accordingly, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

The following summaries are qualified in their entirety by reference to the complete text of any statutes referred to below and the certificate of incorporation and the bylaws or similar organizational documents of the Company.

We are incorporated under the laws of the State of Delaware and are subject to the DGCL. Section 145 of the DGCL authorizes a corporation’s Board of Directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents. As permitted by Section 102(b)(7) of the DGCL, the registrant’s certificate of incorporation includes provisions that eliminate the personal liability of its directors and officers for monetary damages for breach of their fiduciary duty as directors and officers, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit.

In addition, as permitted by Section 145 of the DGCL, the bylaws of the registrant provide that:

•

The registrant shall indemnify its directors and officers for serving the registrant in those capacities or for serving other business enterprises at the registrant’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

•

The registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•

The registrant is not obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the registrant’s Board of Directors or brought to enforce a right to indemnification.

•

The rights conferred in the bylaws are not exclusive, and the registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	The registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

The registrant also maintains directors’ and officers’ insurance to insure such persons against certain liabilities.

We have entered into separate indemnification agreements with our directors and officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our Certificate of Incorporation and Bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our Certificate of Incorporation and Bylaws.

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Array Technologies, Inc., dated October 19, 2020 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on October 19, 2020).

3.2	Amended and Restated Bylaws of Array Technologies, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the SEC on October 19, 2020).

3.3	Certificate of Designations of Series A Perpetual Preferred Stock of Array Technologies, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on August 11, 2021).

5.1*	Opinion of Kirkland & Ellis LLP.

23.1*	Consent of BDO USA, LLP, independent registered public accounting firm.

23.2*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (contained on the signature pages hereto).

*	Filed herewith.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration

Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico on November 12, 2021.

Array Technologies, Inc.

By:	/s/ Jim Fusaro
Jim Fusaro
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Jim Fusaro and Nipul Patel, or either of them, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated below as of November 12, 2021.

Name	Title

/s/ Jim Fusaro Jim Fusaro	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Nipul Patel Nipul Patel	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Paulo Almirante Paulo Almirante	Director

/s/ Troy Alstead Troy Alstead	Director

/s/ Orlando D. Ashford Orlando D. Ashford	Director

Name	Title

/s/ Ron P. Corio Ron P. Corio	Director

/s/ Brad Forth Brad Forth	Chairman of the Board of Director

/s/ Jayanthi Iyengar Jayanthi Iyengar	Director

/s/ Bilal Khan Bilal Khan	Director

/s/ Gerrard Schmid Gerrard Schmid	Director